Exhibit 32.1
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     I, Gary M. Rodkin, Chief Executive Officer of ConAgra Foods, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that ConAgra Foods, Inc.’s Quarterly Report on Form 10-Q for the quarter ended November 28, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of ConAgra Foods, Inc. as of and for the periods presented.

January 3, 2011

/s/ GARY M. RODKIN Gary M. Rodkin
Chief Executive Officer
     I, John F. Gehring, Executive Vice President and Chief Financial Officer of ConAgra Foods, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that ConAgra Foods, Inc.’s Quarterly Report on Form 10-Q for the quarter ended November 28, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of ConAgra Foods, Inc. as of and for the periods presented.

January 3, 2011

/s/ JOHN F. GEHRING John F. Gehring
Executive Vice President and Chief Financial Officer
     A signed original of this written statement required by Section 906 has been provided to ConAgra Foods, Inc. and will be retained by ConAgra Foods, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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